For Period ended 09/30/05                                            All Series
File number 811-7852

Sub-Item 77Q1(a): Exhibits
--------------------------------------------------------------------------------

The text of the amendments described in the answers to sub-item 77D shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #15 on Form N-1A dated June 1, 2005 for USAA State Tax-Free Trust.